RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                       LEHMAN STRUCTURED SECURITIES CORP.

                      Pursuant to Sections 228, 242 and 245
                      of the General Corporation Law of the
                                State of Delaware

     The  undersigned,  on behalf  of  Lehman  Structured  Securities  Corp.,  a
corporation   organized  and  existing  under  and  by  virtue  of  the  General
Corporation Law of the State of Delaware, hereby certifies:

     1. The name of the corporation is Lehman Structured Securities Corp. (hereinafter called the "Corporation"). The date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of the State of Delaware was August 9, 1996.

     2. This Restated Certificate of Incorporation, which restates, integrates and amends the Certificate of Incorporation of the Corporation was duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 242 and Section 245 of the General Corporation Law of the State of Delaware and by written consent of the sole stockholder of the Corporation in accordance with the provisions of Section 242, Section 245 and Section 228 of the General Corporation Law of the State of Delaware.

     3. This Restated Certificate of Incorporation supersedes the original Certificate of Incorporation.

     4. The Certificate of Incorporation is hereby amended and restated in its entirety as follows:

     FIRST: The name of the corporation is LEHMAN STRUCTURED SECURITIES CORP. (the "Corporation").

     SECOND: The address of the Corporation's registered office in the State of Delaware is The Prentice-Hall Corporation System, Inc., 1013 Centre Road in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

     THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any of the following acts or activities:

     (a) to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts (each, a "Trust") which will issue and sell, bonds, notes, debt or equity securities, obligations, and other securities and instruments (in one or more series, each of which series may consist of one or more classes) ("Securities"), which Securities will be collateralized or otherwise secured or backed by, or otherwise represent interests in, among other things (A) one or more Receivables or pools of Receivables (as defined in Article Third (b) below); (B) pass-through certificates or debt securities ("Asset-Backed Securities") evidencing undivided beneficial ownership interests in, or debt obligations of, one or more trusts or other entities that own or hold, among other things, one or more Receivables or pools of Receivables; (C) participations or certificates of participation or beneficial ownership in one or more Receivables or pools of Receivables ("Participation Certificates"); or
(D) other related assets ("Related Assets") (Receivables, Asset-Backed Securities, Participation Certificates and Related Assets pledged as security for or otherwise supporting the Securities and the proceeds thereof are collectively referred to herein as the "Collateral");

     (b) in connection with the issuance and sale of the Securities or otherwise, to purchase or otherwise acquire, own, hold, transfer, convey, pledge, assign, sell (or otherwise dispose of), service, finance, refinance or otherwise deal in or with Asset-Backed Securities, Participation Certificates, Receivables (and any assets to which such Receivables relate) and Related Assets and to enter into contractual arrangements, transactions and agreements with respect to the Receivables and with the providers or obligors respecting such Collateral, including agreements with originators of Receivables, sellers or servicers of Receivables or dealers in any assets to which the Receivables relate; for purposes of this Certificate of Incorporation, the term "Receivables" means the right to payment under, and other rights of a holder with respect to, various promissory notes, leases, loan agreements, installment sales contracts, drafts (including bank and commercial drafts), trade documents, certificates of participation, accounts receivable, accounts, account balances, certificates of beneficial ownership, bankers' acceptances, bonds, notes or debentures of corporations or other business entities and other agreements and instruments evidencing indebtedness or payment obligations, any or all of which may be secured or unsecured, that arise in connection with one or more of the following: (i) loans secured by first or junior mortgages on real estate or interests in real estate, (ii) deeds of trust, mortgage loans, mortgage participations, mortgage pass-through certificates or collateralized mortgage obligations issued by any person or entity or other types of mortgage-related securities, (iii) the sale or lease of automobiles, trucks or other motor vehicles, equipment, merchandise and other personal property and financings or re-financings secured thereby, (iv) credit card purchases or cash advances, (v) the sale, licensing or other commercial provision of services, rights, intellectual properties and other intangibles, (vi) trade financing, with or without whole or partial guarantees of payment by the Export-Import Bank of the United States or any comparable domestic, foreign or international authority,
(vii) loans to employee stock ownership plans, (viii) general debt obligations, and (ix) any and all other commercial transactions and commercial, corporate, sovereign, student and consumer loans and indebtedness;

     (c) to arrange or otherwise provide for support for any series of Securities to be issued by the Corporation or any Trust by various forms of credit enhancement including collections and/or distributions on the Receivables which are to be remitted to certain accounts to be established under the indenture or participation, pooling or other similar agreement relating to such series, cash deposits, insurance policies, guaranteed investment contracts, investment agreements, letters of credit, minimum payment agreements, guarantees and other forms of credit enhancement including arrangements whereby, for a given series, payments on one or more classes of Securities are subordinated to, and constitute additional security for, payments due on one or more other classes of Securities in such series;

     (d) to invest certain proceeds from Receivables and other Collateral as determined by the Corporation's Board of Directors; and

     (e) to engage in any lawful act or activity and to exercise any powers permitted to corporations organized under the General Corporation Law of Delaware (currently codified at Title 8 of the Delaware Code) (as may be amended, herein referred to as the "General Corporation Law of Delaware") that are incidental to and necessary or convenient for the accomplishment of the above mentioned business and purposes.

     FOURTH: The total number of shares which the Corporation shall have authority to issue is 100 (one hundred) shares of Common Stock and the par value of each of such shares is $1.00 (one dollar).

     FIFTH: The board of directors (the "Board of Directors") of the Corporation is expressly authorized and empowered to adopt, alter or repeal the by-laws of the Corporation (the "By-Laws"), subject to any limitations set forth herein or in this Certificate of Incorporation, and subject to the power of the stockholders to alter the By-Laws adopted by the Board of Directors.

     SIXTH: The number of directors of the Corporation shall be one (1) or more, with the exact number to be determined in accordance with the By-Laws of the Corporation. Elections of directors need not be by written ballot except and to the extent provided in the By-Laws of the Corporation.

     SEVENTH: (a) The unanimous affirmative vote of all of the Directors, including the Independent Director (as defined in (b) below), is required for the Corporation to commence a voluntary case or consent to an involuntary case, for relief against the Corporation under Title 11 of the United States Code, 11 U.S.C. S 101 et seq., or file a petition or an answer or consent to a petition seeking liquidation, reorganization or other relief under any applicable law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors, or seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) for the Corporation or a substantial part of its property, or make any assignment for the benefit of creditors, or, except as may be required by any fiduciary obligation of the Board of Directors or as may be required by applicable law, admit in writing its inability to pay its debts generally as they become due, or take any corporate action in furtherance of any such action.

     (b) At all times, at least one of the directors serving on the Board of Directors shall be an Independent Director (as defined below) (except in the event of the resignation, death or removal of any such person in which event the vacancy shall be filled by another Independent Director). For purposes hereof, the term "Independent Director" means an individual who is not at the time of initial appointment and has not been at any time during the preceding five (5) years: (i) a stockholder, director, officer, employee or partner of the Corporation; (ii) a customer, supplier or other person who derives more than 10% of its purchases or revenues from its activities with the Corporation or any affiliate; (iii) a person or other entity controlling or under common control with any such stockholder, partner, customer, supplier or other person; or (iv) a member of the immediate family of any such stockholder, director, officer, employee, partner, customer, supplier or other person. For the purposes hereof, an "affiliate" of an entity is an entity controlling, controlled by, or under common control with such entity. (As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a person or entity, whether through ownership of voting securities, by contract or otherwise.)

     EIGHTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall not eliminate or limit liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for any act or omission of the director that is not taken in good faith or which involves the intentional misconduct or a violation of law with such director's knowledge, or if such director, at the time of the act or omission, has reasonable cause to believe that the same is unlawful, (iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which such director derived an improper personal benefit. If the General Corporation Law of Delaware is amended after the date of the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware as so amended.

     NINTH: Notwithstanding any other provision of this Certificate of Incorporation and any provision of law that otherwise so empowers the Corporation, for so long as the Corporation owns any Securities, the Corporation shall not, without the prior written consent of any trustee ("Trustee") from time to time under any indenture ("Indenture") or under any participation, pooling, trust or other similar agreement ("Pooling Agreement") between the Corporation and a Trustee pursuant to which the Corporation has issued or facilitated the issuance of the Securities so owned by it, do any of the following:

     (a) engage in any business or activity other than the business and activities which the Corporation is permitted to engage in under Article THIRD;

     (b) dissolve or liquidate, in whole or in part, in accordance with applicable state non-bankruptcy law; or

     (c) consolidate or merge with or into any other entity, or permit any entity to consolidate or merge with or into the Corporation, or, except as permitted under any such Indenture or Pooling Agreement, convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless:

      (i) The corporation formed by such consolidation or into which the Corporation is merged or the entity which acquires by conveyance or transfer, or which leases, the properties and assets of the Corporation substantially as an entirety (A) shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, (B) shall have a certificate of incorporation containing provisions identical to the provisions of Article THIRD, Article SEVENTH, this Article NINTH, and Article ELEVENTH hereof, and (C) shall expressly assume in writing the due and punctual payment of all obligations of the Corporation in connection with the indebtedness of the Corporation; and

     (ii) immediately after giving effect to such transaction, no default or event of default shall have occurred and be continuing under any Indenture or any Pooling Agreement.

     TENTH: For the management of the business and for the conduct of the affairs of the Corporation and in further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders, it is further provided:

     (a) Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept, subject to any applicable statutory provision, outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

     (b) The Corporation shall at all times:

     (i) allocate fairly and reasonably any overhead expenses that are shared with an affiliate including paying for office space and services performed by any employee of an affiliate;

     (ii) use separate stationery, invoices and checks bearing its own name and address;

     (iii) maintain the Corporation's books, financial statements, accounting records, bank accounts, payroll and other corporate documents and records separate from those of any other person or entity;

     (iv) act solely in its corporate name and through its own authorized officers and agents, hold itself out as a separate identity, not identify itself as a division of any other person or entity, and correct any known misunderstanding regarding its separate identity;

     (v) separately manage the Corporation's liabilities from those of any affiliate, and pay its own liabilities, including all administrative expenses, from its own separate assets;

     (vi) not commingle the Corporation's assets with those of any other person or entity;

     (vii) maintain an arm's length relationship with its affiliates and enter into transactions with affiliates only on a commercially reasonable basis;

     (viii) have a sufficient number of officers and employees to manage its operations;

     (ix) pay the salaries of its own employees from its own funds;

     (x) not hold out its credit as being available to satisfy the obligations of any other person or entity, nor pledge its assets for the benefit of any other person or entity, nor assume or guarantee the liabilities of any other person or entity; and

     (xi) maintain adequate capital in light of its contemplated business operations.

     The Corporation shall abide by all corporate formalities, including the maintenance of current minute books, and the Corporation shall cause its financial statements to be prepared in accordance with generally accepted accounting principles in a manner that indicates the separate existence of the Corporation and its assets and liabilities. The officers and directors of the Corporation (as appropriate) shall make decisions with respect to the business and daily operations of the Corporation independent of and not be dictated by any affiliate.

     (c) The Corporation's ability to incur indebtedness is limited to incurring liabilities in the ordinary course of its business that are related to the activities which the Corporation is permitted to engage in under Article THIRD.

     ELEVENTH: For so long as the corporation owns any Securities, the Corporation shall not, without the prior written consent of each Trustee under any Indenture or any Pooling Agreement pursuant to which the Securities so owned by the Corporation have been issued, and its Independent Director, and of each nationally recognized rating agency which has rated said Securities, amend, alter, change or repeal Article THIRD, Article SEVENTH, Article NINTH, paragraphs (b) and (c) of Article TENTH or this Article ELEVENTH of this Certificate of Incorporation. Subject to the foregoing, the Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders, directors and officers herein are granted subject to this reservation.

     TWELFTH:     The duration of the Corporation shall be perpetual.

                            [SIGNATURE PAGE FOLLOWS]


     IN WITNESS WHEREOF, this Certificate has been signed and attested the day of October, 1996 and the undersigned hereby affirms, under penalties of perjury, that the statements made herein are true and correct.



Name:
Title:
Attest:


Name:
Title:     Secretary